SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 14, 2006

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization)	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place Santa Ana, CA 92799-5125 (Address, including zip code of Registrant’s principal executive offices) Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

      On February 14, 2006, Ingram Micro Inc. (“Ingram Micro”) issued a press release announcing Ingram Micro’s financial results for the period ended December 31, 2005 and an outlook for the first quarter ending April 1, 2006. A copy of the press release, together with the related financial schedules, are attached hereto as Exhibit 99.1, the text of which are incorporated under Item 12 of this Form 8-K by reference herein. This press release, together with the related financial schedules, are not to be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing, or to form a part of Ingram Micro’s public disclosure in the United States or otherwise.

GAAP to Non-GAAP Reconciliation

     Our disclosure of financial results for the quarters and years ended December 31, 2005 and January 1, 2005 contained herein are prepared in accordance with GAAP and are accompanied by disclosures and financial measures that are not prepared in conformity with GAAP. These non-GAAP disclosures include certain adjustments not reflected in the GAAP presentations that relate to the following:

  Costs associated with our outsourcing and optimization plan in North America which was announced in April 2005. These program costs, which aggregated approximately $26.6 million over the program term, include reorganization costs, primarily consisting of severance and lease exit costs as well as costs charged to selling, general and administrative expenses, primarily consisting of consulting, retention and other direct transition expenses.
  Costs associated with the integration of our acquisition of Tech Pacific with Ingram Micro. These costs, which aggregated approximately $12.7 million over the program term, include reorganization costs, primarily consisting of severance and lease exit costs for associates and facilities of Ingram Micro made redundant by the acquisition. In addition, these include costs charged to selling, general and administrative expenses, primarily consisting of consulting, retention, relocation and other direct integration expenses.
  Adjustments of reorganization costs related to our comprehensive profit enhancement program announced in September 2002. Costs incurred under this program aggregated approximately $140 million over the program term and included reorganization costs, primarily consisting of employee termination benefits, facility exit costs, and other costs associated with the downsizing, consolidation, and exit of facilities; costs charged to selling, general and administrative expenses, primarily consisting of consulting, incremental depreciation resulting from the reduction of estimated useful lives of fixed assets to coincide with the planned exit activities, recruiting, retention, training and other direct transition expenses; and costs charged to cost of sales, primarily comprised of incremental inventory and vendor-program losses caused by the decision to further consolidate and exit certain European markets. In the periods presented, the adjustments to reorganization costs reflect net benefits for lower than anticipated costs to exit lease obligations or settle employee termination benefits.
  A loss of $8.4 million related to the redemption of our senior subordinated notes and termination of related interest-rate swap agreements in the third quarter of 2005.
  Foreign-exchange gains aggregating $23.1 million related to the currency hedging of our Australian dollar-denominated purchase of Tech Pacific.
  Benefits aggregating $113.9 million from the reversal of previously accrued income taxes related to gains realized on the sale of shares of SOFTBANK Corp.

     Non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP earnings per share are the primary indicators management uses internally to conduct and measure its business and evaluate the performance of its consolidated operations and geographic operating segments. Management believes these measures are useful information to investors because it provides a meaningful comparison to prior periods and may be more indicative of the level of future results.

     These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.

     The non-GAAP disclosures and the non-GAAP adjustments including the basis for excluding such adjustments and the impact on our operations, are outlined below:

     Non-GAAP Operating Expenses (in Dollars and as a Percentage of Net Sales). GAAP operating expenses were impacted by the costs associated with our outsourcing and optimization plan in North America, costs associated with the integration of our Tech Pacific acquisition with Ingram Micro, and the adjustments of reorganization costs related to actions taken in prior years. Management views these actions as discrete programs designed to improve processes, utilize resources more efficiently, and enhance the overall profitability of our company on a sustainable basis. We track the progress on these initiatives and the related costs to ensure they are managed effectively. We believe that these programs are substantially complete and the related incremental costs and adjustments will not be material in future periods. The economic substance behind our decision to use these non-GAAP operating expense measures is that the costs incurred on these programs are incremental to operations in the normal course of business, are incurred over a relatively short program period (generally less than 18 months) and are not expected to recur after the program completion, and their inclusion may distort historical trends. Additionally, amounts can vary significantly from period to period based on the timing of specific actions under these programs and management could not reasonably predict the amount of these costs on a quarterly basis. Because the amounts could not be reasonably predicted on a quarterly basis, management has not included these costs in its previously announced earnings outlooks. Management uses these non-GAAP operating expense measures along with the related GAAP measures to conduct and measure its business against internally developed objectives and evaluate the performance of its consolidated operations and geographic operating segments. Management believes these measures are useful information to investors because they provide meaningful comparisons to prior periods, management’s previous outlooks, and the analysts’ own financial models, which may exclude the costs of these actions. Material limitations associated with the use of these measures as compared to the GAAP measures of operating expenses is that they do not reflect all period costs included in operating expenses associated with these actions and as such may not be comparable to other companies with similar actions who present such costs differently. To compensate for these limitations, management believes that it is appropriate to consider operating expenses determined under GAAP as well as on a non-GAAP basis.

     Non-GAAP Operating Income (in Dollars and as a Percentage of Net Sales, or Operating Margin). GAAP operating income was impacted by the same items and in the same amounts as discussed for operating expenses above. Management views these actions as discrete programs designed to improve processes, utilize resources more efficiently, and enhance the overall profitability of our company on a sustainable basis. We track the progress on these initiatives and the related costs to ensure they are managed effectively. We believe that these programs are substantially complete and the related incremental costs and adjustments will not be material in future periods. The economic substance behind our decision to use these non-GAAP operating income measures is that the costs incurred on these programs are incremental to operations in the normal course of business, are incurred over a relatively short program period (generally less than 18 months) and are not expected to recur after the program completion, and their inclusion may distort historical trends. Additionally, amounts can vary significantly from period to period based on the timing of specific actions under these programs and management could not reasonably predict the amount of these costs on a quarterly basis. Because the amounts could not be reasonably predicted on a quarterly basis, management has not included these costs in its previously announced earnings outlooks. Management uses these non-GAAP operating income measures along with the related GAAP measures to conduct and measure its business against internally developed objectives and evaluate the performance of its consolidated operations and geographic operating segments. Management believes such measures are useful information to investors because they provide a meaningful comparison to prior periods, management’s previous outlooks, and the analysts’ own financial models, which may exclude the costs of these actions. Material limitations associated with the use of these non-GAAP operating income measures as compared to GAAP operating income measures is that they do not reflect all period costs included in operating income associated with these actions and as such may not be comparable to other companies with similar actions who present such costs differently. To compensate for these limitations, management believes that it is appropriate to consider operating income determined under GAAP as well as on a non-GAAP basis.

     Non-GAAP Net Income. GAAP net income was impacted by all of the items impacting the non-GAAP measures discussed above as well as the other items discussed in this paragraph. We believe that the outsourcing and optimization plan in North America, the integration of Tech Pacific, and other previously announced actions are substantially complete and the related incremental costs and adjustments will not be material in future periods. We also redeemed all of our outstanding senior subordinated notes and terminated the related interest rate swap agreements and do not expect to incur similar costs related to the termination of these facilities in the near term. The foreign-currency hedge contract was terminated upon settlement of the purchase of Tech Pacific and hedge gains of similar magnitude are not expected in the near term. The tax matters related to the substantial majority of gains associated with the sales of Softbank stock have been favorably resolved and resolution of the remaining deferred tax liabilities are not expected to be material to our ongoing results of operations. The economic substance behind our decision to use the non-GAAP net income measure, which excludes the estimated after-tax impact of all these items, is that the costs, gains, and tax benefits related to these programs and actions are incremental to operations in the normal course of business, related costs are incurred over a relatively short program period (generally less than 18 months) or are related to specific transactions which we believe are not directly related to our core distribution operations, the related costs, gains, or tax benefits are not expected to recur for these programs or actions in the near term, and their inclusion may distort historical trends. Additionally, amounts can vary significantly from period to period based on the timing of specific actions under these programs, changes in the financial market, or actions of the legislature or taxing authorities. As a result, management could not reasonably predict the amount of these costs, gains or tax benefits on a quarterly basis. Because the amounts could not be reasonably predicted on a quarterly basis, management has not included these items in its previously announced earnings outlooks. Management uses the non-GAAP net income measure along with the related GAAP measure to conduct and measure its business against internally developed objectives and evaluate the performance of its consolidated operations. Management believes this measure is useful information to investors because it provides a meaningful comparison to prior periods, management’s previous outlooks, and the analysts’ own financial models, which may exclude the impacts of these items. Material limitations associated with the use of this measure as compared to the GAAP measure of net income is that it does not reflect all costs and benefits included in net income associated with these items and as such may not be comparable to other companies with similar items who present related costs and benefits differently. To compensate for these limitations, management believes that it is appropriate to consider net income determined under GAAP as well as on a non-GAAP basis.

     Non-GAAP Earnings Per Share. GAAP earnings per share was impacted by all of the items discussed above. Non-GAAP earnings per share excludes the after-tax impact of all these items on a per share basis and is calculated by dividing non-GAAP net income by weighted average shares outstanding calculated on a fully diluted basis. The economic substance behind our decision to use the non-GAAP earnings per share measure is the same as for using the non-GAAP net income measure as discussed above. Management uses the non-GAAP earnings per share measure along with the related GAAP measure to conduct and measure its business against internally developed objectives and evaluate the performance of its consolidated operations. Management believes this measure is useful information to investors because it provides a meaningful comparison to prior periods, management’s previous outlooks, and the analysts’ own financial models, which may exclude the impacts of these items. Material limitations associated with the use of this measure as compared to the GAAP measure of earnings per share is that it does not reflect all costs and benefits included in earnings per share associated with these items and as such may not be comparable to other companies with similar items who present related costs and benefits differently. To compensate for these limitations, management believes that it is appropriate to consider earnings per share determined under GAAP as well as on a non-GAAP basis.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 14, 2006 and related financial schedules.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd

Name:	Larry C. Boyd
Title:	Senior Vice President,
Secretary and General Counsel

Date: February 14, 2006